UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 1, 2021

vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

3980 Premier Drive, Suite 310 High Point, NC (Address of principal executive offices)	27265 (Zip Code)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2021, (the “Effective Date”) Rudy Howard announced his resignation as Chief Financial Officer and as an employee of vTv Therapeutics Inc. (the “Company”), effective as of the Effective Date. In connection with Mr. Howard’s resignation, he did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

In connection with his resignation, the Company entered into a resignation agreement with Mr. Howard (the “Howard Resignation Agreement”), pursuant to which Mr. Howard is entitled to a cash severance payment at a rate of $325,000 per year payable in monthly or bi-weekly installments through December 31, 2022, a potential discretionary bonus for the year ending December 31, 2021 to be determined by the Compensation Committee and continued medical coverage at the same cost as active employees through December 31, 2022. In addition, Mr. Howard’s outstanding options to acquire shares of Class A common stock of the Company that were scheduled to vest in December 2021 vested in full as of the Effective Date, all vested options will remain outstanding through the expiration of the original term and the remainder of his options will be forfeited. The payments under the Resignation Agreement are conditioned on a release of claims by Mr. Howard in favor of the Company as well as his continued compliance with his post-employment restrictive covenants.

The foregoing summary of the material terms of the Howard Resignation Agreement, is subject to the full and complete terms of the agreement, a copy of which is filed as Exhibit 10.1, hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Howard Resignation Agreement
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Deepa Prasad
Name:	Deepa Prasad
Title:	President and Chief Executive Officer

Dated: December 2, 2021